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                                                               Exhibit (a)(1)(L)





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 SCHEDULE 14D-9
                                 (RULE 14D-101)

                   SOLICITATION/RECOMMENDATION STATEMENT UNDER
             SECTION 14(D)(4) OF THE SECURITIES EXCHANGE ACT OF 1934

                              PRESERVER GROUP, INC.
                            (NAME OF SUBJECT COMPANY)

                              PRESERVER GROUP, INC.
                      (NAME OF PERSON(S) FILING STATEMENT)

                     COMMON STOCK, PAR VALUE $.50 PER SHARE
                         (TITLE OF CLASS OF SECURITIES)

                                   74082A 10 3
           (PRESERVER GROUP, INC. CUSIP NUMBER OF CLASS OF SECURITIES)
                [NOTE: CERTIFICATES IN THE COMPANY'S FORMER NAME
              MOTOR CLUB OF AMERICA BEAR CUSIP NUMBER 619823 10 7]
                      (CUSIP NUMBER OF CLASS OF SECURITIES)

                    Stephen A. Gilbert and Patrick J. Haveron
                              Preserver Group, Inc.
                                95 Route 17 South
                            Paramus, New Jersey 07653
                            Telephone: (201) 291-2000
(NAME, ADDRESS AND TELEPHONE NUMBER OF PERSON AUTHORIZED TO RECEIVE NOTICES AND COMMUNICATIONS ON BEHALF OF THE PERSON FILING STATEMENT)

                                 WITH COPIES TO:

           Stanley U. North, III, Esq.                  Morris Bienenfeld, Esq.
Sills Cummis Radin Tischman Epstein & Gross, P.A.        Wolff & Samson, P.A.
              One Riverfront Plaza                       280 Corporate Center
          Newark, New Jersey 07102-5400                  Five Becker Farm Road
            Telephone: (973) 643-7000                 Roseland, New Jersey 07068
                                                       Telephone: (973) 740-0500


  [ ] Check the box if the filing relates solely to preliminary communications made before the commencement of a tender offer.
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ITEM 1. SUBJECT COMPANY INFORMATION.

NAME AND ADDRESS.

The name of the subject company is Preserver Group, Inc., a New Jersey corporation. The address of the principal executive offices of the Company is 95 Route 17 South, Paramus, New Jersey 07653, and its telephone number is (201) 291-2000.

SECURITIES.

The title of the class of equity securities to which this Solicitation/Recommendation Statement (this "Statement") relates is the common stock, par value $0.50 per share (the "Shares"), of the Company of which 2,124,380 Shares were issued and outstanding as of February 5, 2002.

ITEM 2. IDENTITY AND BACKGROUND OF FILING PERSON.

NAME AND ADDRESS.

The name, business address and business telephone number of the Company, which is the subject company and the person filing this Statement, are set forth in
Item 1 above.

TENDER OFFER.

This Statement relates to the tender offer by Preserver Group, Inc., a New Jersey corporation (the "Company"), to purchase all outstanding Shares at a purchase price of $7.75 per Share, net to the seller in cash (less any required withholding taxes), without interest thereon, on the terms and subject to the conditions set forth in the Offer to Purchase, dated January 14, 2002 (the "Offer to Purchase"), and the Supplement to the Offer to Purchase, dated February 11, 2002 (the "Supplement") and in the related Letter of Transmittal (the "Letter of Transmittal", which, together with the Offer to Purchase and the Supplement, as they may be amended or supplemented from time to time, constitute the "Offer"). A copy of each of the Offer to Purchase and the Letter of Transmittal are incorporated herein by reference from Exhibits (a)(1)(A) and
(a)(1)(B) to the Tender Offer Statement on Schedule TO, filed by the filing person with the Securities and Exchange Commission on January 14, 2002 and a copy of the Supplement is incorporated herein by reference from Exhibit
(a)(1)(K) to Amendment No. 1 to the Tender Offer Statement on Schedule TO, filed by the filing person with the Securities and Exchange Commission on February 12, 2002. The Offer is described in a Tender Offer Statement on Schedule TO (which includes the information required to be reported under Rule 13e-3), dated January 14, 2002 (the "Schedule TO"), which was filed with the Securities and Exchange Commission on January 14, 2002 as amended by Amendment No. 1 to the Schedule TO ("Amendment No. 1"), which was filed with the Securities and Exchange Commission on February 12, 2002 each of which is incorporated herein in its entirety.

ITEM 3. PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS.

CONFLICTS OF INTEREST.

The information set forth under INTRODUCTION, SPECIAL FACTORS -- Background of the Offer, SPECIAL FACTORS -- Recommendation of the Independent Committee and the Company Board; Fairness of the Offer and the Merger, SPECIAL FACTORS -- Opinion of the Financial Advisor, SPECIAL FACTORS -- Interests of Certain Persons in the Offer and the Merger, INFORMATION ABOUT THE COMPANY--Identity and Background of Certain Persons, INFORMATION ABOUT THE COMPANY--Transactions Concerning the Company's Shares-Most Recent 60 Days in the Offer to Purchase filed as Exhibit (a)(1)(A) to the Schedule TO and in the Supplement filed as Exhibit (a)(1)(K) to Amendment No. 1 is incorporated herein by reference.


ITEM 4. THE SOLICITATION OR RECOMMENDATION.

RECOMMENDATION.


The information set forth under SPECIAL FACTORS -- Recommendation of the Independent Committee and the Company Board; Fairness of the Offer and the Merger, in the Offer to Purchase filed as Exhibit (a)(1)(A) to Schedule TO and in the Supplement filed as Exhibit (a)(1)(K) to Amendment No. 1 is incorporated herein by reference.

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REASONS FOR THE RECOMMENDATION.

The reasons for the recommendation are set forth under INTRODUCTION, SPECIAL FACTORS -- Background of the Offer, SPECIAL FACTORS -- Recommendation of the Independent Committee and the Board; Fairness of the Offer and the Merger and SPECIAL FACTORS -- Opinion of the Financial Advisor in the Offer to Purchase filed as Exhibit (a)(1)(A) to the Schedule TO and in the Supplement filed as Exhibit (a)(1)(K) to Amendment No. 1, and are incorporated herein by reference.

INTENT TO TENDER.

The intent of certain persons to tender their Shares is set forth under SPECIAL FACTORS--Interests of Certain Persons in the Offer and the Merger in the Offer to Purchase filed as Exhibit (a)(1)(A) to the Schedule TO and is incorporated herein by reference.

ITEM 5. PERSONS/ASSETS RETAINED, EMPLOYED, COMPENSATED OR USED.

The information contained under SPECIAL FACTORS -- Background of the Offer, SPECIAL FACTORS -- Recommendation of the Independent Committee and the Board; Fairness of the Offer and the Merger and SPECIAL FACTORS -- Opinion of the Financial Advisor in the Offer to Purchase filed as Exhibit (a)(1)(A) to the Schedule TO and in the Supplement filed as Exhibit (a)(1)(K) to Amendment No. 1 is incorporated herein by reference.

ITEM 6. INTEREST IN SECURITIES OF THE SUBJECT COMPANY.

The information set forth under SPECIAL FACTORS -- Transactions and Arrangements Concerning the Company's Shares-Most Recent 60 Days in the Offer to Purchase filed as Exhibit (a)(1)(A) to the Schedule TO is incorporated herein by reference.

ITEM 7. PURPOSES OF THE TRANSACTION AND PLANS OR PROPOSALS.

The information contained in SPECIAL FACTORS--Background of the Offer, SPECIAL FACTORS--Recommendation of the Independent Committee and the Company Board; Fairness of the Offer and the Merger and SPECIAL FACTORS--Purpose of the Offer in the Offer to Purchase filed as Exhibit (a)(1)(A) to the Schedule TO and in the Supplement filed as Exhibit (a)(1)(K) to Amendment No. 1 is incorporated herein by reference.

ITEM 8. ADDITIONAL INFORMATION.

The information contained in the Offer to Purchase filed as Exhibit (a)(1)(A) to the Schedule TO and in the Supplement filed as Exhibit (a)(1)(K) to Amendment No. 1 is incorporated herein by reference.

ITEM 9. EXHIBITS.

(a)(1)(A) Offer to Purchase dated January 14, 2002.*+

(a)(1)(B) Letter of Transmittal dated January 14, 2002.*+

(a)(1)(C) Notice of Guaranteed Delivery. *+

(a)(1)(D) Letter from the Information Agent to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees. *+
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(a)(1)(E) Letter to clients for use by Brokers, Dealers, Commercial Banks, Trust
Companies and Other Nominees. *+

(a)(1)(F) Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. *+

(a)(1)(G) Text of Notice of Offer to Purchase.*

(a)(1)(H) Text of press release issued by Preserver Group, Inc., dated December 18, 2001.*

(a)(1)(I) Text of press release issued by Preserver Group, Inc., dated January 15, 2002. *

(a)(1)(J) Text of letter of Company President to Shareholders dated January 15, 2002.*+

(a)(1)(K) Supplement to Offer to Purchase, dated February 11, 2002**

(a)(1)(L) Text of Press Release issued by Preserver Group, Inc., dated February 12, 2002.**

(a)(1)(M) Text of letter of Company President to Shareholders dated February 12, 2002.+

(b)(1)(A) Agreement of Tender Offer, Financing and Merger between the Company and the 13D Group (included as ANNEX B to the Offer to Purchase filed herewith as Exhibit (a)(1)(A)).*+

(b)(1)(B) Financing Agreement between the Company and Archer McWhorter and Alvin
E. Swanner (included as an Exhibit to the Agreement at ANNEX B).*+

(b)(1)(C) Note of Company in favor of Archer McWhorter and Alvin E. Swanner (included as an Exhibit to the Agreement at ANNEX B).*+

(b)(1)(D) Form of Certificate of Amendment of the Company establishing non-voting Series A Preferred Stock (included as an Exhibit to the Agreement at ANNEX B).*+

(b)(1)(E) Form of Merger Agreement between the Company and Merger Company (to be subsequently filed by amendment as an Exhibit to the Agreement at ANNEX B).*

(b)(1)(F) Amendment No. 1 to Agreement of Tender Offer, Financing and Merger between the Company and the 13D Group (included as ANNEX A to the Supplement filed herewith as Exhibit (a)(1)(k)).**

(c)(1)(A) Opinion of Cochran, Caronia & Co. (included as ANNEX A - Section 1 to the Offer to Purchase filed as Exhibit (a)(1)(A)).*+

(c)(1)(B) Cochran, Caronia & Co. Presentation to the Independent Committee (included as ANNEX A - Section 2 to the Offer to Purchase filed as Exhibit
(a)(1)(A)).*+

(c)(1)(C) Letter of Cochran, Caronia & Co. regarding Opinion reference (included as ANNEX B to the Supplement filed herewith as Exhibit (a)(1)(K)).**

(f)(1)(A) Excerpts from the New Jersey Business Corporation Act (included as ANNEX C to the Offer to Purchase filed as Exhibit (a)(1)(A)).*+



* Incorporated by reference to the Schedule TO filed by the Company on January 14, 2002.

** Incorporated by reference to the Schedule TO Amendment filed by the Company on February 11, 2002.

+ Mailed to the Company's shareholders.
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                                    SIGNATURE

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Statement is true, complete and correct.

                              PRESERVER GROUP, INC.


                              By: /s/Stephen A. Gilbert
                                 --------------------------------------------
                                 Name: Stephen A. Gilbert
                                 Title: President and Chief Executive Officer

Dated:  February 11, 2002